Exhibit 99.1

EBIX’S INDIAN SUBSIDIARY EBIXCASH FILES DRAFT RED HERRING PROSPECTUS (DRHP)

JOHNS CREEK, GA – March 10, 2022 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of on-demand software and e-commerce services to the insurance, financial services, travel, healthcare and e-learning industries, today announced that its Indian subsidiary EbixCash Limited filed a Draft Red Herring Prospectus (DRHP) with the Securities and Exchange Board of India on March 9, 2022, for an initial public offering aggregating up to ₹ 60,000 million or $787 million (the “IPO”).

Of the IPO proceeds, approximately $350 million is proposed to be utilized towards purchase of outstanding compulsorily convertible debentures from Ebix Asia Holdings Inc, Mauritius and in turn payment to Ebix, Inc., which is proposed to be used towards reduction of Ebix Inc.’s outstanding debt. Approximately $130 million is proposed to be utilized for working capital requirements of EbixCash Limited and its subsidiaries. The remaining proceeds would be utilized towards, inter alia, growth-related initiatives of EbixCash Limited, including acquisitions and other investments.

About Ebix, Inc.

With approximately 200 offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide on-demand software and e-commerce services to the insurance, financial services, travel, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service (“SaaS”) enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a “Phygital” strategy that combines over 650,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio of software and services encompasses domestic and international money remittance, foreign exchange (Forex), travel, pre-paid gift cards, utility payments, lending and wealth management across 75+ countries including India. EbixCash’s Forex operations is a leader in India’s airport Forex business, with operations in approximately 16 international airports, including Delhi, Mumbai, Mumbai, Hyderabad, Chennai and Kolkata, combined conducting over $4.8 billion in gross transaction value per year (pre-COVID-19). EbixCash’s inward remittance business in India processed approximately $5 billion in gross annual remittance volume (pre-COVID-19) and is the clear market leader. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 517,000 agents and approximately 17,900 registered corporate clients, combined having processed an estimated $2.5 billion in gross merchandise value per year (pre-COVID-19). EbixCash’s financial technologies business offers software solutions at the enterprise level for banks, asset and wealth management companies and trust companies within

India, Southeast Asia, the Middle East and Africa. The EbixCash’s e-learning solutions are provided to schools across the breadth of India via high quality 2-D and 3-D animation and multimedia learning. EbixCash’s business process outsourcing services provide information technology and call center services to a variety of industries.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the ongoing effects of the COVID-19 global pandemic, the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com